                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement         [_] CONFIDENTIAL, FOR USE OF THE
                                            COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement              RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                                PS GROUP, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
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[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid
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Notes:

                                PS GROUP, INC.
                    4370 LA JOLLA VILLAGE DRIVE, SUITE 1050
                          SAN DIEGO, CALIFORNIA 92122

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 31, 1995


TO THE STOCKHOLDERS OF PS GROUP, INC.:

The Annual Meeting of Stockholders of PS Group, Inc., a Delaware corporation, will be held at the Sheraton Grande Hotel, 333 South Figueroa Street, Los Angeles, California 90071, on Wednesday, May 31, 1995, at 10:00 a.m., local time, for the following purposes:

      (1)  To elect three directors; and

      (2) To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 3, 1995 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting. Stockholders are cordially invited to attend the meeting.


                                   By Order of the Board of Directors

                                   /s/ Johanna Unger
                                   -----------------------------------
                                   JOHANNA UNGER
                                   Secretary

San Diego, California
April 11, 1995

         --------------------------------------------------------------
                          PROXY INFORMATION

           In order to assure your representation at the annual meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed pre-addressed envelope, which requires no postage if mailed in the United States.
         --------------------------------------------------------------

                                PS GROUP, INC.
                    4370 LA JOLLA VILLAGE DRIVE, SUITE 1050
                          SAN DIEGO, CALIFORNIA 92122

                                ---------------
                                PROXY STATEMENT
                                ---------------


                              GENERAL INFORMATION

This proxy statement is provided to the stockholders in connection with the solicitation of proxies by the Board of Directors of PS Group, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders to be held on Wednesday, May 31, 1995, at 10:00 a.m. and at any adjournments thereof (the "Annual Meeting"). The close of business on April 3, 1995 has been determined by the Board of Directors as the date of record for stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). This proxy statement and the accompanying proxy are being mailed to stockholders on or about April 21, 1995.

Any stockholder who gives a proxy has the power to revoke it at any time before it is exercised by delivery of written notice of revocation to the Secretary of the Company prior to the commencement of the Annual Meeting. Stockholders attending the Annual Meeting may vote their shares in person whether or not a proxy has been previously executed and returned. Stockholders who have executed a proxy but intend to vote in person are requested to so notify the Secretary prior to the time of the Annual Meeting. If the accompanying proxy card is properly signed and returned to the Company, and not revoked, it will be voted in accordance with the instructions thereon. Unless contrary instructions are given, the persons designated as proxy holders will vote FOR each of the nominees for director.

At the Annual Meeting, or any adjournment thereof, the holders of 6,068,313 shares of the Company's Common Stock outstanding on April 3, 1995 will be entitled to one vote per share.


                             ELECTION OF DIRECTORS

The Bylaws of the Company provide that the Board of Directors shall be divided into three classes, with three year terms expiring in successive years. With the resignation of two directors this past year, there are currently five directors on the Company's Board of Directors divided between three classes. In order to make each of the three classes as nearly equal in number as possible, at the Annual Meeting, one director is expected to be elected with a term expiring upon the election and qualification of his successor at the 1997 Annual Meeting of Stockholders and two directors are expected to be elected with terms expiring upon the election and qualification of their successors at the 1998 Annual Meeting of Stockholders. The three nominees, Messrs. Guerin, Fomon and Luce, are all currently directors of the Company.

Under Article III, Section 3, of the Company's Bylaws, nominations of persons for election to the Board, other than those made by the Board, may be made at the Annual Meeting only if pursuant to a timely notice delivered to the Secretary of the Company. To be timely, a stockholder's notice must be delivered
not less than thirty days prior to the date of the Annual Meeting.   A notice of
nomination must set forth each nominee's name, age, business and residential address, principal occupation or employment, beneficial ownership of the Company's Common Stock and any other information relating to the nominee that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. Such notice shall also be accompanied by a signed consent to serve as a director of the Company of each such nominee.

It is intended that the proxies received by the Board of Directors will be voted for the election of the nominees for directors named below, unless authority to do so is withheld. The favorable vote of a plurality of shares of the Company's Common Stock represented at the meeting in person or by proxy is required to elect any nominee for director. Accordingly, abstentions or broker non-votes as to the election of Directors will not effect the election of the candidates receiving the plurality of votes. All shares represented in person or by proxy, regardless of the nature of the vote or the absence of a vote indication, including broker non-votes, will be counted to determine the number of shares represented at the meeting for purposes of determining whether a quorum is present. Except as may otherwise be provided by law or the Restated Certificate of Incorporation, the holders of a majority of the Common Stock issued and outstanding, present in person or represented by proxy, and entitled to vote thereat, constitutes a quorum.

It is not contemplated that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the Annual Meeting, the holders of proxies reserve the right to substitute and vote the shares represented by the proxies in favor of such nominee for another person of their choice. Information follows with respect to each nominee and present director of the Company.


NOMINEES FOR DIRECTOR

THE FOLLOWING PERSON IS A NOMINEE FOR DIRECTOR WITH A TERM EXPIRING IN 1997:

J. P. GUERIN: Mr. Guerin, 65, is an investor. From 1965 to 1992 Mr. Guerin was managing partner of Pacific Partners, a limited partnership holding long-term investments. Mr. Guerin was Chairman of the Board of the Company from 1985 until 1991 and Vice Chairman of the Company from 1991 until 1993. Mr. Guerin is a director of Lee Enterprises, Incorporated and is a director and Vice Chairman of the Board of the Daily Journal Corporation. Mr. Guerin has been a director of the Company since 1978.

                                       2.

THE FOLLOWING PERSONS ARE NOMINEES FOR DIRECTORS WITH TERMS EXPIRING IN 1998:

ROBERT M. FOMON: Mr. Fomon, 70, is, and has been since 1987, President of Robert M. Fomon and Company Inc., a private investment company. Previously Mr. Fomon served as Chief Executive Officer and a Director (from 1970 to 1987) of the E.F. Hutton Group Inc., a holding company for the investment banking firm of E.F. Hutton & Company Inc. Mr. Fomon was associated with E.F. Hutton & Company Inc. for approximately 35 years. Mr. Fomon has been a Director of the Company since 1963.

GORDON C. LUCE: Mr. Luce, 69, is an independent investment advisor. From 1979 until his retirement in 1990 Mr. Luce was Chairman of the Board and Chief Executive Officer of Great American First Savings Bank, where he had been employed since 1969. Great American First Savings Bank was taken over by the Resolution Trust Corporation in August 1991. Mr. Luce is also a director of All American Communications, Inc., Molecular Biosystems, Inc. and Carolco Pictures Inc. Mr. Luce has been a director of the Company since 1973.


CERTAIN INFORMATION CONCERNING OTHER DIRECTORS

THE FOLLOWING PERSONS SERVE AS DIRECTORS WITH TERMS EXPIRING IN 1996:

CHARLES E. RICKERSHAUSER, JR.: Mr. Rickershauser, 66, has been Chairman of the Board of the Company since 1991, a director since 1984 and Chief Executive Officer since October 1994. From 1980 until 1986 he was Chairman of the Board and Chief Executive Officer of the Pacific Stock Exchange Incorporated. From 1986 until his retirement in 1990 he was a partner in the law firm of Fried, Frank, Harris, Shriver & Jacobson. Mr. Rickershauser also serves as a director of City National Corp. (and its principal subsidiary, City National Bank). He is also a director of Lee Enterprises, Incorporated and The Vons Companies, Inc.

DONALD W. KILLIAN, JR.: Mr. Killian, 65, has been in the private practice of law since 1955. Since 1984 Mr. Killian has been a sole practitioner in Newport Beach, California. Mr. Killian is also a director of the Daily Journal Corporation. Mr. Killian was elected a director of the Company in 1993.


INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors has standing executive and audit committees. The Board sitting as a committee of the whole acts as the Compensation Committee (see "Executive Compensation"). The Company has no nominating committee.

The Executive Committee is comprised of Messrs. Guerin (Chairman), Rickershauser and Luce. Subject to certain limitations, the Executive Committee exercises the powers of the Board in the management of the business and affairs of the Company in the absence of

                                       3.

the full Board. The Executive Committee did not meet in 1994 but acted by unanimous written consent twice during 1994.

The Audit Committee is comprised of Messrs. Guerin (Chairman), Killian and Luce. The Audit Committee recommends to the Board of Directors for its nomination independent auditors to audit the consolidated financial statements of the Company, and reviews and approves the overall scope and adequacy of the independent and internal audit programs and the proposed form of the Company's consolidated financial statements. The Audit Committee also reviews the results, findings and recommendations of audits performed by the independent auditors and the internal audit department, the system of internal accounting controls, the significant accounting policies of the Company as they apply to its consolidated financial statements, the audit fees to be paid to the independent auditors and the nature of non-audit services performed by the independent auditors. The Audit Committee met twice during 1994.

The Board of Directors met six times during 1994. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and the committees on which he served.


COMPENSATION OF DIRECTORS

Directors are paid an annual fee of $10,000 plus a fee of $1,000 for each meeting of the Board of Directors of the Company attended or $350 for attendance by telephone. For attendance at each meeting of a committee of the Board which is not held on a day on which the Board of Directors meets, member directors or those attending by invitation are also paid $1,000 for attendance in person or $350 for attendance by telephone. The Chairman of the Board and Chief Executive Officer is paid an additional annual fee of $115,000 and certain other amounts (please see "Executive Compensation") and the Chairman of the Executive and Audit Committees is paid an additional annual fee of $25,000.


                            EXECUTIVE COMPENSATION

REPORT ON EXECUTIVE COMPENSATION

Under rules established by the Securities and Exchange Commission (the "SEC") the Company is required to provide certain data and information regarding the compensation and benefits provided to the Chief Executive Officer and the other executive officers of the Company. The disclosure mandated by the SEC requires the use of certain tables along with this report explaining the underlying reasons for certain compensation decisions affecting those individuals. The Company's executive compensation program is administered by the Board of Directors sitting as a committee

                                       4.

of the whole./1/ In compliance with SEC requirements the Compensation Committee has prepared this report for inclusion in this Proxy Statement.


Commencing in 1994, the maximum amount for which an employer may claim a compensation deduction pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, is $1 million per person, unless certain performance-related compensation exemptions are met. Since it is unlikely that any officers of the Company will receive in excess of $1 million in aggregate compensation for a year in the near future, the Committee has deferred consideration of the new provision.

COMPENSATION PHILOSOPHY

This report reflects the Company's compensation philosophy and also reflects the underlying reasoning for the information set forth in the compensation tables accompanying this report. Mr. Rickershauser, Chairman of the Board of Directors of the Company, also provides part-time services as Chief Executive Officer of the Company. Mr. Rickershauser's compensation is established by the Board of Directors as reflective of the value of the part-time services he provides to the Company and is not tied to the criteria set forth herein for determining the compensation to be paid to full-time officer employees of the Company.

The Company's executive compensation program is designed to retain its key executive officers. The package consists of a base salary and an annual discretionary bonus. The Company's goal is to provide base compensation commensurate with an individual's level of experience, responsibility and past performance yet at a conservative level so that a significant portion of an executive officer's compensation opportunities can be based on individual performance in a fiscal year. Each officer also has an employment contract with the Company prohibiting reductions in base pay from that last established. Discretionary bonuses are awarded annually if the Board believes an individual officer's performance in his or her particular area of responsibility so merits. Individual officer performance is measured primarily by how effectively the individual officer performed his or her assigned job. Compensation for 1994 was not tied to the Company's operating results. It is anticipated that unless the Company's performance were to deviate substantially from the Company's internally projected results, the Company's performance will not be taken into account in determining the compensation of executive officers.

BASE SALARIES

The base salary of Mr. Shortley, the former CEO of the Company, remained the same from 1990 to his resignation on October 1, 1994. This is consistent with the Committee's philosophy that the compensation of the CEO of the Company is appropriately tied more directly to the overall performance of the Company than that of other executive officers.


______________________________

/1/
        Director Rickershauser and former Director Shortley were not present during discussions relating to their compensation and abstained from voting on any matters relating to themselves.

                                       5.

Mr. Rickershauser was appointed Chief Executive Officer in October 1994. Mr. Rickershauser performs the duties of Chief Executive Officer on a part-time basis, in addition to his duties as Chairman of the Board. Until he became Chief Executive Officer, Mr. Rickershauser received $100,000 as compensation for his services to the Company as Chairman of the Board. Mr. Rickershauser's role as Chairman of the Board included his provision of part-time services to the Company in an executive capacity, involving, among other things, his efforts in connection with the disposition of the travel management and recycling lines of business. At the time of his appointment as Chief Executive Officer, the Board determined that the Company could be served by a part-time Chief Executive Officer (due to the sale of the aforementioned lines of business) and decided to compensate Mr. Rickershauser at an annual rate of $115,000. In setting his compensation, the Board considered the time which Mr. Rickershauser would be expected to devote to the Company's affairs in his role as part-time Chief Executive Officer and Chairman of the Board. The Board did not tie Mr. Rickershauser's 1994 compensation to the Company's performance.

Mr. Guske and Ms. Unger each received pay increases of $5,000 annually in October 1994 and March 1995. These were the first pay increases since March 1992 and were primarily designed to help their salaries keep pace with inflation.

ANNUAL DISCRETIONARY BONUSES

The executive officers are eligible to receive bonuses based upon individual performance. Bonuses are normally awarded in March of each year to reflect performance for the prior year. The Committee has specifically elected not to establish defined criteria on which bonus compensation will be based but has instead elected to maintain a subjective approach to bonus compensation based on a post hoc review of the prior year's performance by each officer.

In March 1995 the two full-time executive officers were awarded discretionary bonuses of $35,000 in recognition of the additional responsibilities they assumed in October 1994 upon the resignations of Messrs. Shortley and O'Dell.

LONG-TERM INCENTIVE PROGRAM

In September 1994 the Company's 1984 Stock Incentive Plan expired and no additional stock options may be granted. In March 1995 the Company's long-term cash award program was terminated. No awards had been paid under this program. There is currently no long-term incentive program in place for executive officers of the Company.


                                    Members of the Compensation Committee
                                               Robert M. Fomon
                                               J. P. Guerin
                                               Donald W. Killian, Jr.
                                               Gordon C. Luce
                                               Charles E. Rickershauser, Jr.

                                       6.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Board of Directors sits as a committee of the whole with respect to executive compensation matters, except Mr. Rickershauser was not present during discussions regarding, nor did he vote on, compensation matters concerning himself. Mr. Rickershauser did participate in discussions regarding compensation of executive officers other than himself.

                          SUMMARY COMPENSATION TABLE

The following table shows the compensation as of the end of each of the last three years ending December 31, 1994 of (i) the Company's Chief Executive Officer, (ii) the two current executive officers and (iii) the two former executive officers for whom disclosure would have been required if such executive officers had not resigned (collectively the "Named Executive Officers").

                                           Annual Compensation
                                           -------------------
                                                                        All Other
Name and Principal Position         Year  Salary (B)   Bonus (C)     Compensation (D)
- ---------------------------------------------------------------------------------------
Charles E. Rickershauser, Jr.       1994   $128,604           -         $ 19,441
 Chairman of the Board and          1993    121,800           -           19,292
 Chief Executive Officer            1992    134,496           -           20,812

Lawrence A. Guske                   1994    162,946    $ 35,000            4,500
 Vice President - Finance and       1993    161,600      25,000            4,497
 Chief Financial Officer            1992    165,438           -            4,364

Johanna Unger                       1994    134,946      35,000            4,500
 Vice President, Controller and     1993    133,600      25,000            4,008
 Secretary                          1992    136,869           -            4,364

George M. Shortley (A)              1994    251,000           -          842,000
 Former President and               1993    279,600      25,000            4,497
 Chief Executive Officer            1992    289,985           -           29,364

Dennis C. O'Dell (A)                1994    137,308           -          237,500
 Former Vice President, General     1993    155,600      25,000            4,497
 Counsel and Secretary              1992    159,346           -            4,364

___________________
(A) Messrs. Shortley and O'Dell resigned from their positions effective October 1, 1994.
(B) Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code and cash payments designated as automobile allowances. Fees paid to Mr. Rickershauser as a director are included. Due to a bi-weekly payroll cycle, 1992 had 27 pay days whereas 1994 and 1993 had only 26.
(C) Bonuses earned for calendar years 1993 and 1994 were actually awarded and paid in March 1994 and 1995, respectively.
(D) Included in other compensation for Messrs. Shortley and O'Dell in fiscal year 1994 are settlement payments of $837,500 and $233,000, respectively, for cancellation of employment agreements. The Company's contribution to each executive officer's 401(k) plan is also included. The amount of the 401(k) contribution by the Company in 1994 was $3,908 for Mr. Rickershauser and $4,500 for each of the other Named Executive Officers. In addition, for Mr. Rickershauser, $15,533 is included for life insurance premiums for 1994. The Company has agreed to pay life insurance premiums on Mr. Rickershauser for a period of five years beginning in 1992. All premiums so paid will be reimbursed to the Company out of any death benefits paid under such insurance.

                                       7.

STOCK OPTIONS

The following table sets forth information with respect to the exercise of stock options during the last fiscal year by each of the Named Executive Officers and the values of unexercised options held by each of them as of the end of the last fiscal year.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                            Number of Securities
                                           Underlying Unexercised
                    Name                  Options/SARs at December
                                          31, 1994 (#) (all exercisable)
          ----------------------------------------------------------------

           Charles E. Rickershauser, Jr.                -
           Lawrence A. Guske                          8,333
           Johanna Unger                              5,833

     None of the unexercised options were in-the-money at December 31, 1994.


RETIREMENT BENEFITS

The Company maintains a retirement plan (the "Plan") providing unfunded retirement benefits for its officers. Normal retirement under the Plan is at age 60 with lesser benefits payable upon early retirement. The Plan provides that participating officers (those retiring as an officer or who terminate employment having completed 10 or more years as an officer) receive a monthly benefit of 2.5% of compensation for each year of service up to 20 years plus 2% of compensation for each year of additional service up to five years. The term "Compensation," for such purposes, means the average monthly compensation received from the Company for the 60 consecutive calendar months during the last 120 months in which the officer had the highest compensation. For illustrative purposes the following table provides examples of the benefits payable under the Plan as a straight life annuity at age 60.

                                  PENSION PLAN TABLE

                                            Years of Service
                          ------------------------------------------------
      "Compensation"         15        20        25        30        35
      --------------      --------  --------  --------  --------  --------
      $150,000            $ 56,250  $ 75,000  $ 90,000  $ 90,000  $ 90,000
       175,000              65,625    87,500   105,000   105,000   105,000
       200,000              75,000   100,000   120,000   120,000   120,000
       225,000              84,375   112,500   135,000   135,000   135,000
       250,000              93,750   125,000   150,000   150,000   150,000
       300,000             112,500   150,000   180,000   180,000   180,000

                                       8.

Messrs. Shortley and O'Dell, both who resigned their positions effective October 1, 1994, are eligible for benefits under the Plan when they reach normal retirement age or on early retirement (as defined by the Plan) if they so elect. Messrs. Shortley, Guske and O'Dell and Ms. Unger have approximately 27, 25, 15 and 16 years of service, respectively. All amounts listed in the Summary Compensation Table are included in Compensation except that automobile allowances, Company 401(k) contributions, and the settlements paid in 1995 to Messrs. Shortley and O'Dell shown under All Other Compensation are excluded.

In 1988 the Company terminated its defined benefit plan (the "Terminated Plan") which covered most employees. Messrs. Shortley, Guske and O'Dell and Ms. Unger each received a lump sum payment for accrued benefits under the Terminated Plan. The benefits payable under the Plan will be reduced by the actuarial equivalent of such lump sum payments. The benefits payable under the Plan are not subject to any deduction for social security or other offset amounts.

The Plan provides a disability benefit for participating officers with at least three years of service as an officer. This benefit is equal to 60% of regular salary, excluding bonuses, (less other long-term disability and social security benefits which may be payable) and is payable for a number of years equal to the number of years of service as an employee. Thereafter, the monthly benefit is reduced to an amount which is the greater of (a) 40% of regular salary, (b) $3,000 or (c) the amount to which he or she would be entitled as a normal retirement benefit on his or her normal retirement date. The benefit continues until the earlier of normal retirement date, recovery from permanent disability or death. In addition, the years of service while disabled are counted toward a retirement benefit but are limited to the number of years of service accumulated at the time of disability.

The Company has agreed to accrue for Mr. Rickershauser an unfunded retirement benefit of $50,000 per year plus accrued interest thereon for each year he serves as Chairman of the Board of Directors of the Company. This benefit is in lieu of any participation by Mr. Rickershauser in the Plan.


EXECUTIVE EMPLOYMENT AGREEMENTS

Executive employment agreements have been entered into with Mr. Guske and Ms. Unger. The agreements are for continually renewing one year periods. Compensation to be paid to each of them is to be determined by the Board of Directors of the Company but is not to be less than the amount last established by the Board. The annual salary for each of them last established was as follows: Mr. Guske, $165,000 and Ms. Unger, $137,000. Under the employment agreements, the Company has agreed to continue for a one year period, their then present compensation if either of them is terminated without cause or resign because certain provisions of their respective agreements have not been complied with by the Company. In the event they are terminated as a result of a change in control of the Company they will be entitled to severance pay equal to two years at their then current compensation. Retirement benefits continue to accrue during such periods.

                                       9.

The employment agreements with Messrs. Shortley and O'Dell were cancelled effective October 1, 1994 and a settlement payment of $837,500 for Mr. Shortley and $233,000 for Mr. O'Dell was accrued in 1994 and paid in January 1995. In addition both receive life insurance to normal retirement date and medical coverage paid by the Company for the period covered by their employment agreements.


                BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth as of the Record Date, the number of shares beneficially owned by each nominee to or member of the Board of Directors, for each Named Executive Officer shown in the Summary Compensation Table and for all executive officers, directors and nominees as a group. All references are to Common Stock.

                                                    Common              Percent
                                                     Stock                 of
                                                  Beneficially           Common
                      Name                        Owned (1)               Stock
     --------------------------------------------------------------------------
     Robert M. Fomon                                     281                  *
     J.P. Guerin                                     319,693  (2)           5.3
     Lawrence A. Guske                                14,871  (3)             *
     Donald W. Killian, Jr.                            1,600  (4)             *
     Gordon C. Luce                                      153  (5)             *
     Dennis C. O'Dell                                  2,202  (6)             *
     Charles E. Rickershauser, Jr.                     4,000                  *
     George M. Shortley                               42,050  (6)(7)          *
     Johanna Unger                                     5,833  (8)             *
     All current Officers and Directors as a group   360,597  (9)           5.9

     *Less than 1 percent.

(1) Unless otherwise disclosed, beneficial ownership is direct and the person indicated has sole voting and dispositive power over the shares of common stock listed. In certain instances, as footnoted, includes shares that may be acquired pursuant to options exercisable within 60 days of the Record Date. All expressions of percentage of shares held assume that the options of the particular person or group in question have been exercised and no others.
(2) Includes (i) 12,358 shares owned by Mr. Guerin's wife, (ii) 50,714 shares and 100,000 shares in the John Patrick Guerin Trust and Guerin Family Trust, respectively, each of which Mr. Guerin is a Trustee and beneficiary and (iii) 156,621 shares in the J. Patrick Guerin III Trust, of which Mr. Guerin is a Trustee but in which he has no beneficial interest.
(3) Includes 8,333 shares which may be acquired upon the exercise of stock options.
(4) These shares are held by the Killian Family 1987 Trust of which Mr. Killian is a Trustee and beneficiary.
(5) These shares are held by the Luce Family Trust of which Mr. Luce is a Trustee and beneficiary.
(6) Amounts shown are as of October 1, 1994, the date Messrs. Shortley and O'Dell resigned.
(7) Includes 1,700 shares owned by Mr. Shortley's wife and 18,900 shares owned by the Shortley Living Trust of which Mr. Shortley is a Trustee and beneficiary.
(8)  These shares may be acquired upon the exercise of stock options.
(9) Includes 14,166 shares which officers as a group may acquire upon exercise of stock options.

                                       10.

                BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to all persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock as of April 3, 1995.

                                            Common
                                             Stock
     Name and Address of Beneficial        Beneficially       Percent of
               Owner                         Owned           Common Stock
 --------------------------------------  -----------------  -------------
  Berkshire Hathaway Inc. (1)               1,208,032           19.9
  1440 Kiewit Plaza
  Omaha, Nebraska  68131

  ESL Partners, L.P. (2)                    1,198,270           19.7
  115 East Putnam Avenue
  Greenwich, Connecticut  06830

  J.P. Guerin                                 319,693            5.3
  355 South Grand Avenue
  Los Angeles, CA  90071

_________________

(1) Ownership information obtained from Berkshire Hathaway Inc. Schedule 13D dated December 14, 1990 ("Berkshire 13D"). The Berkshire 13D was also filed on behalf of Warren E. Buffet, who may be deemed to control Berkshire Hathaway Inc., and the following subsidiaries of Berkshire Hathaway Inc. (the amount of the Company's stock owned by each such subsidiary as reported in the Berkshire 13D is shown in parentheses following the subsidiaries' names): National Indemnity Company (579,957); National Liability & Fire Insurance Company (330,475); Columbia Insurance Company (197,600); and National Fire and Marine Insurance Company (100,000). Berkshire Hathaway exercises shared voting and dispositive power over all shares listed.
(2) Ownership information contained in Form 4 filed March 9, 1995. ESL Partners, L.P. exercises sole voting and dispositive power over all shares.


                             RELATED TRANSACTIONS

Mr. Rickershauser serves on the Board of Directors of The Vons Companies, Inc. ("Vons"). PS Trading, Inc., a subsidiary of PS Group, Inc., sells diesel fuel to Vons. The fuel was competitively bid and it is anticipated that approximately 4,000,000 gallons of diesel fuel will be sold to Vons over a one-year period. In 1994, Vons purchased approximately $256,000 of diesel fuel from PS Trading, Inc.

                                       11.

                       COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of equity securities of the Company. Directors, executive officers and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's fiscal year 1994 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were met.

                            STOCK PERFORMANCE GRAPH

The following performance graph compares the five-year cumulative total stockholder returns (assuming reinvestment of dividends) realized by the Company's common stockholders with the S&P 500 index and with two peer groups described below. The performance graph assumes $100 is invested in the Company's Common Stock, the S&P 500 index and two composite indexes of peer companies on December 31, 1989, and that dividends paid during the five years ending December 31, 1994 were reinvested when paid to purchase additional shares. The Company has created a special peer group index because no published peer group accurately mirrors the Company's businesses. For 1993, the Company used a peer group index comprised of companies in the four different lines of business in which the Company had material revenues. In March 1994, the Company sold its travel management business, and the peer group index for 1994 reflects the omission of that line of business. In addition, the performance of the Company's aircraft leasing business is closely related to the financial condition of the companies to which it leases aircraft. Therefore, the Company believes that the peer group against which the performance of its aircraft leasing business should be measured is more accurately the companies to which it leases aircraft, rather than other companies in the aircraft leasing business. For 1994, the Company has included in the peer group index the three companies to which it leases aircraft and deleted the two aircraft leasing companies included in the peer group index used in 1993. The Securities and Exchange Commission requires that both the old peer group index and the new peer group index be presented in this year's Proxy Statement.

Within each line of business the selected peer companies were weighted annually by market capitalization at the beginning of each period for which a return is indicated. Weighting of peer companies within the Company's line of businesses was done annually by the asset value of each individual line of business.

                                       12.

Peer Group (old):  This is the peer group used in the prior year's performance
- ----------------
graphs. This peer group includes the following companies from each of the four lines of business:

Travel management:*                          Aircraft leasing:
     AMR Corp.                                      Airlease Ltd.
     Delta Air Lines Inc.                           PLM International Inc.
     UAL Corp.
     USAir Group, Inc.                       Oil and gas:
                                                    Alta Energy Corp.
Fuel sales and distribution:                        Hallador Petroleum Corp.
     International Recovery Corp.                   Hallador Energy Corp.
     Mercury Air Group Inc.

     *Because there are no publicly traded companies that are exclusively in travel management, airline companies were selected as the businesses that most closely match the market conditions affecting travel management.

Peer Group (new):  This peer group was developed after the sale of the travel
- ----------------
management segment and includes the following companies from each segment:

Fuel sales and distribution:                 Oil and gas:
     International Recovery Corp.                   Alta Energy Corp.
     Mercury Air Group Inc.                         Hallador Petroleum Corp.
                                                    Hallador Energy Corp.
Aircraft leasing:
     USAir Group, Inc.
     Continental Airlines, Inc.
     America West Airlines, Inc.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
     AMONG PS GROUP, S&P 500 INDEX, PEER GROUP (OLD) AND PEER GROUP (NEW)

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period       PS          S&P           Peer            Peer
(Fiscal Year Covered)    GROUP       500 INDEX     Group (Old)     Group (New)
- ---------------------    -------     ---------     -----------     -----------
Measurement Pt-1989      $100        $100          $100            $100
FYE  1990                $111.364    $ 96.885      $ 69.59         $ 59.46
FYE  1991                $ 90.529    $126.276      $ 60.38         $ 44.67
FYE  1992                $ 28.571    $135.883      $ 56.72         $ 43.69
FYE  1993                $ 40.226    $149.517      $ 80.90         $ 48.45
FYE  1994                $ 32.707    $151.547      $ 85.41         $ 24.72
==============================================================================

                                       13.

                                 OTHER MATTERS


INDEPENDENT AUDITORS

Ernst & Young LLP were the Company's auditors for 1994 and have been appointed to serve as auditors during 1995. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so and to be available to respond to appropriate questions.


STOCKHOLDER PROPOSALS

To be considered for inclusion in the 1996 proxy materials, stockholder proposals must be submitted to the Secretary of the Company at the Company's principal executive offices not later than December 18, 1995 . To bring a matter before the annual meeting a stockholder must give timely notice to the Secretary of the Company, together with other information about the matter and the stockholder proposing such matter as required by the Bylaws of the Company. To be timely, notice must be delivered to or mailed and received at the Company's executive offices not less than 30 days nor more than 60 days prior to the date of an annual meeting; provided, however, that if less than 40 days' notice or prior public disclosure of an annual meeting is given, a stockholder's notice must be received at the principal offices of the Company not later than the close of business on the 10th day following the day that notice of the meeting was mailed or public disclosure of such meeting was made.


SOLICITATION OF PROXIES

The expenses of preparing and mailing the Notice of Annual Meeting, Proxy Statement and form of Proxy will be paid by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and regular employees of the Company (who will receive no additional compensation), by personal interviews, telephone, telecopy and telegraph. The Company has retained Skinner & Co. to assist in solicitation of proxies and for assistance in distribution of proxies and accompanying material to brokerage houses and institutions. Skinner & Co. will use approximately ten of its employees and will be paid fees of approximately $3,500 for its services. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy soliciting material to beneficial owners of the Company's Common Stock and that such persons will be reimbursed by the Company for their expenses incurred in this connection.

                                      14.

OTHER MATTERS

The Board of Directors is not aware of any matters to be brought before the Annual Meeting other than as stated in the Notice of Annual Meeting. However, if any other matters come before the meeting, it is the intention of the proxy holders to vote in their discretion on such matters pursuant to such proxy.


                                   By Order of the Board of Directors

                                   /s/ Johanna Unger
                                   ----------------------------------
                                   JOHANNA UNGER
                                   Secretary


Dated: April 11, 1995

                                      15.

F O R M   O F   P R O X Y   L A N G U A G E
- -------------------------------------------


                    * * * * * *   S i d e   1  * * * * * *

PROXY
                                PS GROUP, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints LAWRENCE A. GUSKE and JOHANNA UNGER and each of them, proxies, with power of substitution, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of PS Group, Inc. called to be held at the Sheraton Grande Hotel, 333 South Figueroa Street, Los Angeles, California 90071, on Wednesday, May 31, 1995, at 10:00 a.m. local time and all adjournments.

                  (Continued and to be signed on other side.)

                     * * * * * *  S i d e  2  * * * * * *

UNMARKED PROXIES SHALL BE VOTED IN FAVOR OF EACH NOMINATED DIRECTOR unless specified to the contrary.

 ______________         ____________
 Account Number         Common Stock        I plan to attend meeting ___


Item 1.  ELECTION OF DIRECTORS:  Robert M. Fomon, J.P. Guerin, and
Gordon C. Luce.


 For all nominees        WITHHOLD           (To withhold authority
listed (except as        AUTHORITY          to vote for any individual nominee,
  marked to the        to vote for all      write that nominee's name in the
contrary at right)  nominees listed above.  space provided below.)

     _____                  _____           ____________________________________

Item 2. To vote upon such other business as may properly come before the meeting or any adjournment thereof as to which the undersigned hereby confers discretionary authority upon said proxies.

                                            Important: Please sign exactly as
                                            your name or names appear hereon. If
                                            signing as executor, trustee or
                                            other fiduciary, give your full
                                            title as such.

                                            Dated:  ________________________1995

                                            ____________________________________
                                                           (Signature)

                                            ____________________________________
                                                           (Signature)

        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
                NO POSTAGE IS REQUIRED IF MAILED IN THE U.S.A.